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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44684 of Litton Industries Inc. and subsidiaries (the "Company") on Form S-3 of our reports dated September 21, 1995, appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus Supplement dated March 14, 1996, which is part of the Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California
March 14, 1996